As filed with the Securities and Exchange Commission on April 12, 2019
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________
FORM S‑8
REGISTRATION STATEMENT
Under
The Securities Act of 1933
____________________________________
DOMO, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	27-3687433 (I.R.S. Employer Identification Number)
____________________________________
772 East Utah Valley Drive
American Fork, UT 84003
(801) 899-1000
(Address of principal executive offices, including zip code)
____________________________________
2018 Equity Incentive Plan
2018 Employee Stock Purchase Plan
(Full title of the plan)
____________________________________
Joshua G. James
Founder and Chief Executive Officer
772 East Utah Valley Drive
American Fork, UT 84003
(801) 899-1000
(Name, address and telephone number, including area code, of agent for service)
____________________________________
Copies to:
Patrick J. Schultheis
Michael Nordtvedt
John Brust
Wilson Sonsini Goodrich & Rosati
Professional Corporation
701 Fifth Avenue, Suite 5100
Seattle, Washington 98104-7036
(206) 883-2500
____________________________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐
____________________________________

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class B Common stock, $0.001 par value per share:
—Reserved for issuance under the 2018 Equity Incentive Plan	1,334,910	(2)	$38.08	(4)	$50,833,373	$6,162
—Reserved for issuance under the 2018 Employee Stock Purchase Plan	400,473	(3)	$32.37	(5)	$12,963,312	$1,572
TOTAL:	1,735,383				$63,796,685	$7,734

(1)
Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Class B common stock that become issuable under the 2018 Equity Incentive Plan (the “2018 Plan”) and the 2018 Employee Stock Purchase Plan (the “2018 ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of Class B common stock.

(2)
Represents an automatic annual increase on February 1, 2019 to the number of shares of the Registrant’s common stock reserved for issuance under the 2018 Plan pursuant to an “evergreen” provision contained in the 2018 Plan. Pursuant to such provision, the number of shares of the Registrant’s Class B common stock available for grant and issuance under the 2018 Plan is subject to an annual increase on the first day of each fiscal year starting on February 1, 2019, by an amount equal to the least of (i) 3,500,000 shares of Class B common stock, (ii) five percent (5%) of the outstanding shares of Class A and Class B common stock on the last day of the immediately preceding fiscal year or (iii) such number of shares of common stock determined by the Registrant’s board of directors.

(3)
Represents an automatic annual increase on February 1, 2019 to the number of shares of the Registrant’s common stock reserved for issuance under the 2018 ESPP pursuant to an “evergreen” provision contained in the 2018 ESPP. Pursuant to such provision, the number of shares of the Registrant’s common stock available for issuance under the 2018 ESPP is subject to an annual increase on the first day of each fiscal year starting on February 1, 2019, by an amount equal to the least of (i) 1,050,000 shares of Class B common stock, (ii) one and one-half percent (1.5%) of the outstanding shares of Class A and Class B common stock on the last day of the immediately preceding fiscal year or (iii) such amount as determined by the administrator of the 2018 ESPP.

(4)
Estimated in accordance with Rules 457(c) and (h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of $38.08 per share, which is the average of the high and low prices of Registrant’s Class B common stock on April 10, 2019, as reported on the NASDAQ Global Market.

(5)
Estimated in accordance with Rules 457(c) and (h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of 85% of $38.08 per share, which is the average of the high and low prices of Registrant’s Class B common stock on April 10, 2019, as reported on the NASDAQ Global Market. Pursuant to the 2018 ESPP, the purchase price of the shares of Class B common stock reserved for issuance thereunder will be 85% of the lower of the fair market value of a share of Class B common stock on the last trading day prior to the first trading day of each offering period or on the last trading day prior to the exercise period.

EXPLANATORY NOTE
This Registration Statement on Form S-8 (this “Registration Statement”) registers additional shares of Class B common stock of Domo, Inc. (the “Registrant”) under the Domo, Inc. 2018 Equity Incentive Plan (the “2018 Plan”) and the Domo, Inc. 2018 Employee Stock Purchase Plan (the “2018 ESPP”) for which registration statement (No. 333-225978) on Form S-8 was filed with the Securities and Exchange Commission (the “Commission”) on June 29, 2018. Pursuant to General Instruction E to Form S-8, the contents of such earlier registration statement are incorporated by reference into this Registration Statement, except that the provisions contained in Parts I and II of such earlier registration statement are modified as set forth in this Registration Statement.
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The information specified in Item 1 and Item 2 of Part I of Form S‑8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S‑8. The documents containing the information specified in Part I of Form S‑8 will be delivered to the participants in the equity benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.
PART II
INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.
Domo, Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):
(1) The Registrant’s Annual Report on Form 10-K for the fiscal year ended January 31, 2019, or the Annual Report, filed with the Commission on April 12, 2019 pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);
(2) All other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (1) above; and
(3) The description of the Registrant’s Class B Common Stock contained in the Company’s Registration Statement on Form 8‑A (File No. 001-38553) filed with the Commission on June 22, 2018, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.
All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Exhibit Number	Description	Incorporated by Reference
		Form	File No.	Exhibit	Date
4.1	Specimen common stock certificate of the Registrant.	S-1/A	333- 225348	4.1	June 18, 2018
4.2	2011 Equity Incentive Plan, as amended, and related form agreements	S-1	333- 225348	10.2	June 1, 2018
4.3	Forms of Notice of Stock Option Grant, Stock Option Agreement and RSU Agreement under the 2011 Equity Incentive Plan	S-1	333-225348	10.3	June 1, 2018
4.4	2018 Equity Incentive Plan and related form agreements	S-1/A	333- 225348	10.4	June 18, 2018
4.5	2018 Employee Stock Purchase Plan and related form agreements	S-1/A	333- 225348	10.5	June 18, 2018
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 hereto)
24.1	Power of Attorney (contained on signature page hereto)

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in American Fork, Utah, on the 12th day of April, 2019.

DOMO, INC.

By:	/s/ Joshua G. James
Name: Joshua G. James
Title: Founder and Chief Executive Officer
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joshua G. James as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement and any or all amendments (including post-effective amendments) or supplements thereto and any new registration statement with respect to the offering contemplated thereby filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises hereby ratifying and confirming all the said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S‑8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Joshua G. James	Chief Executive Officer and Director (Principal Executive Officer)	April 12, 2019
Joshua G. James

/s/ Bruce Felt	Chief Financial Officer (Principal Accounting and Financial Officer)	April 12, 2019
Bruce Felt

/s/ Fraser Bullock	Director	April 12, 2019
Fraser Bullock

/s/ Carine Clark	Director	April 12, 2019
Carine Clark

/s/ Dana Evan	Director	April 12, 2019
Dana Evan

/s/ Mark Gorenberg	Director	April 12, 2019
Mark Gorenberg

/s/ Nehal Raj	Director	April 12, 2019
Nehal Raj